UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2013 (October 15, 2013)

LILM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1007 Livingston Loop, The Villages, Florida	32162
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (352) 561-8182

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02                      Unregistered Sale of Equity Securities.

On or about October 15, 2013, the Company sold to: (i) Sarah Campbell, its new CAO, 100,000 shares of its restricted common stock for a purchase price of $0.32 per share for a total of $32,000, and (ii) Thomas G. Campbell 150,000 shares of its restricted common stock for a purchase price of $0.32 per share for a total purchase price of $48,000.

The issuance of such shares was exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(a)(2) thereof.

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to a resolution of the Board of Directors of the Company effective on or about October 15, 2013, the Company appointed Sarah Campbell as its Chief Accounting Officer (“CAO”).  Ms. Campbell is the daughter of our CEO, Kent Campbell.  At this time, we do not have any written employment agreement or other formal compensation agreement with Ms. Campbell. Compensation arrangements are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

Sarah Campbell (age 26) graduated from Southeastern University (Lakeland, FL) in December 2010 with a Bachelor’s Degree in Accounting and Finance.   During her time at college she was a finance intern at Alpha Advisors where she assisted in trading securities in client accounts, maintained client accounts using Morningstar software and also prepared finance reports on financial and client information.

Since July 2013 and from January 2011 through May 2012 she has been working as an auditor at Baker Tilly where she manages her team to ensure that the audits are performed efficiently and that the clients are satisfied with the services provided.   She also assists in performing financial statement audits for manufacturing companies of varying sizes which includes, in some cases, planning, testing, and completion of the audits, and financial statement preparation.

From May 2012 – July 2013 she worked as a financial analyst at Derse, a company who designs and manufactures booths for tradeshows.  Her many tasks included assisting in the annual budget process, investigating budget variances to improve profitability, assisting in the month-end and year-end closing process, and assisting in various projects with management and operations to indentify techniques to improve efficiency and profitability.

In connection with the appointment of Ms. Campbell, the Company issued a press release, dated October 24, 2013, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein.

ITEM 8.01                      Other Events.

On October 16, 2013 the Company entered into a lease with an unaffiliated third party for a warehouse for a term of one year. The lease may be terminated by the Company with 30 days notice within the first 6 months of the lease term.  The warehouse occupies approximately 1,250 square feet of space with a monthly rent of $960 for the first six months and $1,065 per month thereafter.

ITEM 9.01                      Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1 – Press Release dated October 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 24, 2013

LILM, INC.

By:/s/ Kent Campbell
Name: Kent Campbell
Title: Chief Executive Officer